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                                                                   Exhibit 23(b)





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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arrow Electronics, Inc., of our report dated January 19, 1994, which appears on page 15 of the 1993 Annual Report to Shareholders of Anthem Electronics, Inc., which is incorporated by reference in the Anthem Electronics, Inc. Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Jose, California
October 20, 1994